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                                     EXHIBIT 11

                                 CHIRON CORPORATION
               STATEMENT OF COMPUTATION OF EARNINGS (LOSS) PER SHARE

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                                                                       YEAR ENDED DECEMBER 31,
                                                       -----------------------------------------------------
                                                          1997                 1996                 1995
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
Earnings (loss) per share:

   Income (loss) from continuing operations
      available to common stockholders                 $50,838,000         $56,603,000         $(465,274,000)
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      Income (loss) per share                          $      0.29         $      0.33         $       (2.86)
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      Income (loss) per share - assuming dilution      $      0.29         $      0.32         $       (2.86)
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   Net income (loss) available to common stockholders  $71,219,000         $55,145,000         $(512,463,000)
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      Income (loss) per share                          $      0.41         $      0.33         $       (3.15)
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      Income (loss) per share - assuming dilution      $      0.40         $      0.31         $       (3.15)
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Shares used in earnings (loss) per share computations:

   Weighted-average common shares outstanding          173,524,000         169,347,000           162,442,000
   Effect of dilutive securities:
      Options and equivalents                            4,219,000           7,450,000                     -
      Warrants                                             204,000             297,000                     -
      Performance units                                     41,000              10,000                     -
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   Weighted-average common shares outstanding
      plus assumed conversions                         177,988,000         177,104,000           162,442,000
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